                                                                    EXHIBIT 12.1

                                 COINSTAR, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                         1997            1996            1995            1994            1993
                                    --------------  --------------  --------------  --------------  --------------
EARNINGS:
Net loss..........................     (29,593,362)    (15,967,335)     (6,168,715)     (4,316,450)     (1,814,335)
                                    --------------  --------------  --------------  --------------  --------------

ADD BACK FIXED CHARGES:
Interest expense including
 amortization of deferred
 financing costs..................       9,821,619       2,661,374         207,687         297,758           8,677
Assumed interest component of rent
 expense (1)......................         297,095         120,187          99,843          48,909           4,452
                                    --------------  --------------  --------------  --------------  --------------
Total fixed charges...............      10,118,714       2,781,561         307,530         346,667          13,129
                                    --------------  --------------  --------------  --------------  --------------
Adjusted earnings.................     (19,474,648)    (13,185,774)     (5,861,185)     (3,969,783)     (1,801,206)
                                    --------------  --------------  --------------  --------------  --------------
                                    --------------  --------------  --------------  --------------  --------------
Ratio of earnings to fixed
 charges..........................           (1.92)          (4.74)         (19.06)         (11.45)        (137.19)
                                    --------------  --------------  --------------  --------------  --------------
                                    --------------  --------------  --------------  --------------  --------------
Deficiency of earnings to fixed
 charges..........................     (29,593,362)    (15,967,335)     (6,168,715)     (4,316,450)     (1,814,335)
                                    --------------  --------------  --------------  --------------  --------------
                                    --------------  --------------  --------------  --------------  --------------

------------------------

(1) Estimated as one-third of operating lease expenses.